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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES

                                   KFX INC.

                             List of Subsidiaries



          Subsidiary                              State of Incorporation
          ----------                              ----------------------

          KFx Technology, Inc.                          Wyoming
          KFx Wyoming, Inc.                             Wyoming
          K-Fuel, L.L.C.                                Delaware
          Pegasus Technologies, Inc.                    South Dakota